                                                                     EXHIBIT 4.7

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. EXCEPT AS OTHERWISE SET FORTH HEREIN OR IN AN AGREEMENT FROM THE HOLDER, NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR AN EXEMPTION THEREFROM. THIS WARRANT MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO THE EXPRESS PROVISIONS OF THIS WARRANT, AND NO SALE, ASSIGNMENT, TRANSFER, OR OTHER DISPOSITION OF THIS WARRANT SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH PROVISIONS SHALL HAVE BEEN COMPLIED WITH.


                                                                        Right to
                                                                        Purchase
                                                                          30,000
                                                                       Shares of
                                                                   Common Stock,
                                                                  par value $.10
                                                                       per share


                        CLASS C-4 STOCK PURCHASE WARRANT

          THIS CERTIFIES THAT, for value received, Mentor Management Co. (the "Holder") or its registered assigns, is entitled to purchase from THE EASTWIND GROUP, INC., a Delaware corporation (the "Company"), at any time or from time to time during the period specified in Paragraph 2 hereof, Thirty Thousand (30,000) fully paid and nonassessable shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"), at an exercise price of $6.00 per share (the "Exercise Price"). The term "Warrant Shares", as used herein, refers to the shares of Common Stock purchasable hereunder. The Warrant Shares and the Exercise Price are subject. to adjustment as provided in Paragraph 4 hereof

          This Warrant is subject to the following terms, provisions and conditions:

          1.   Manner of Exercise; Issuance of Certificates; Payment for Shares.
               ----------------------------------------------------------------
Subject to the provisions hereof, this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant, together with a complete exercise agreement in the form attached hereto (the "Exercise Agreement"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon payment to the Company in cash or by certified or official bank check of the Exercise Price for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement delivered, and payment made for such shares as set forth above. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding five (5) business days, after this Warrant shall have been so exercised. 'The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. The Company shall pay all taxes and other expenses and charges payable in connection with the preparation, execution, and delivery of stock certificates (and any new Warrants) pursuant to this Paragraph 1 except that, in case such stock certificates shall be registered in a name or names other than the holder of this Warrant at the request of such holder, funds sufficient to pay all stock transfer taxes which shall be payable in connection with the execution and delivery of such stock certificates shall be paid by the holder hereof to the Company at the time of the delivery of such stock certificates by the Company as set forth above.

          2.   Period of Exercise.  Subject to the Company's right to redeem
               ------------------
this Warrant in accordance with Paragraph 9 below, this Warrant is exercisable in whole or in part, at any time and from time to time on or after October 7, 1996 and before 5:00 p.m., Eastern time on October 7, 2001.

          3.   Certain Agreements of the Company.  The Company hereby covenants
               ---------------------------------
and agrees as follows:

          a.        Shares to be Fully Paid.  All Warrant Shares will, upon
                    -----------------------
issuance, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

          b.        Reservation of Shares.  During the Exercise Period, the
                    ---------------------
Company shall at all times have authorized, and reserved for the purpose of issue upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

          c.        Certain Actions Prohibited.  The Company will not, by
                    --------------------------
amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist, in the carrying out of all the provisions of this Warrant and in the taking of all such actions as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid. and nonassessable shares of Common Stock upon the exercise of this Warrant.

          d.        Successors and Assigns. This Warrant will be binding upon
                    ----------------------
any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company's assets.

          4.   Antidilution Provisions.  During the Exercise Period, the
               -----------------------
Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Paragraph 4; provided, however, that no adjustment will be made in the Exercise Price or the Warrant Shares in connection with the issuance of Common Stock pursuant to this Warrant.

          In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up to the nearest cent.

          a.        Adjustment of Exercise Price and Number of Shares upon
                    ------------------------------------------------------
Issuance of Common Stock.  Except as otherwise provided in Paragraphs 4(c) and
------------------------
4(d) hereof, if and whenever on or after the date of issuance of this Warrant, the Company issues or sells, or in accordance with Paragraph 4(b) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per. share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the then current Market Price (as hereinafter defined) of the Common Stock on the date the Company fixes the price of such issuance of Common Stock (a "Dilutive Issuance"), then immediately upon the Dilutive Issuance, the Exercise Price will be reduced to a price determined by dividing (i) the sum of
(x) the product derived by multiplying the Exercise Price in effect immediately prior to the Dilutive Issuance times the number of shares of Common Stock Deemed Outstanding (as hereinafter defined) immediately prior to the Dilutive Issuance, plus (y) the quotient derived from dividing the aggregate consideration (before deduction for reasonable expenses or commissions or underwriting discounts or allowances in connection therewith), calculated as set forth in Section 4(b) hereof, received by the Company upon such Dilutive Issuance by the Market Price on the date of issuance; by (ii) the total number of shares of Common Stock Deemed Outstanding immediately after the Dilutive Issuance. Upon each such adjustment of the Exercise Price hereunder, the number of shares of Common Stock acquirable upon exercise of this warrant will be adjusted to the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

          b.        Effect on Exercise Price of Certain Events.  For purposes of
                    ------------------------------------------
determining the adjusted Exercise Price under Paragraph 4(b) hereof, the following will be applicable:

                    (i) Issuance of Rights or Options.  If the Company in any
                        -----------------------------
               manner issues or grants any rights or options, whether or not immediately exercisable to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock ("Convertible Securities") (such rights or options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options") and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the then current Market Price of the Common Stock on the date of issuance of such Options, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options will, as of the date of the issuance or grant of such Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Options" is determined by dividing (i) the minimum total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options. No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock, upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

                    (ii) Issuance of Convertible Securities.  If the Company in
                         ----------------------------------
               any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the then Current Market Price of the Common Stock on the date of issuance of such Convertible Securities then the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (i) the minimum total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                  (iii)  Change in Option Price or Conversion Rate.  If there is
                         -----------------------------------------
               a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold, and the number of shares of Common Stock acquirable upon exercise of this Warrant will be correspondingly readjusted.

                    (iv) Treatment of Expired Options and Unexercised
                         --------------------------------------------
               Convertible Securities.  If, in any case, the total number of
               ----------------------
               shares of Common Stock issuable upon exercise of any Option or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Exercise Price then in effect and the number of shares of Common Stock acquirable upon exercise of this Warrant, as adjusted, will be readjusted to the Exercise Price and the number of shares which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

                    (v) Calculation of Consideration Received.  If any Common
                        -------------------------------------
               Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Company.

          c.        Subdivision or Combination of Common Stock.  If the Company
                    ------------------------------------------
at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock acquirable upon exercise of this Warrant will be proportionately increased. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock acquirable upon exercise of this Warrant will be proportionately decreased.

          d.        Consolidation, Merger or Sale.  In case of any consolidation
                    -----------------------------
of the Company with, or merger of the Company into any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidation merger or sale or conveyance, adequate provision will be made whereby the holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities or assets and may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Paragraph 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this Paragraph 4 and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

          e.        Distribution of Assets.  In case the Company shall declare
                    ----------------------
or make any distribution of its assets to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining stockholders entitled to such distribution, but prior to the date of distribution, the holder of this Warrant shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets which would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such distribution.

          f.        Notice of Adjustment. Upon the occurrence of any event which
                    --------------------
requires any adjustment of the Exercise Price, then and in each such case the Company shall give notice thereof to the holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          g.        Minimum Adjustment of Exercise Price.  No adjustment of the
                    ------------------------------------
Exercise Price shall be made in an amount less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

          h.        No Fractional Shares.  No fractional shares of Common Stock
                    --------------------
are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock on the date of such exercise.

               i.   Other Notices.  In case at any time:
                    -------------

                    (i) the  Company   shall   declare   any   dividend   upon
               the

               Common Stock payable in shares of stock of any class or make any other distribution (other than dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;

                    (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

                    (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all its assets to, another corporation or entity; or

                    (iv) there shall be a voluntary or involuntary dissolution, liquidation winding-up of the Company;

then, in each such case, the Company shall give to the holder of this Warrant
(a) notice of MP

the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification; consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least 30 days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii),
(iii) and (iv) above.

          j.        Certain Events.  If any event occurs of the type
                    --------------
contemplated by the adjustment provisions of this Paragraph 4 but not expressly provided for by such provisions, the Company will give notice of such event as provided in Paragraph 4(f) hereof, and the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock acquirable upon exercise of this Warrant so that the rights of the Holder shall be neither enhanced nor diminished by such event.

               k.   Certain Definitions.
                    -------------------

                    (i) "Common Stock Deemed Outstanding" shall mean the number
                         -------------------------------
               of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Company), plus
               (x) pursuant to Paragraph 4(b)(i) hereof, the maximum total number of shares of Common Stock issuable upon the exercise of Options, as of the date of such issuance or grant of such Options, if any, and (y) pursuant to Paragraph 4(b)(ii) hereof, the maximum total number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities, as of the date of issuance of such Convertible Securities, if any.

                   (ii)  "Market Price" of any security shall be as follows:  If
                         ------------
               such shares are listed or admitted to trading on one or more national securities exchanges, the average of the last reported sales prices per share or, in case no such reported sales take place, the average of the last reported bid and asked prices per share, in either case on the principal national securities exchange on which such shares are listed or admitted to trading, for the five (5) trading days immediately preceding the closing date. of the transaction pursuant to which the securities for which the market price determination is being made were issued, sold or otherwise transferred (the "Determination Date"); if such shares are not listed or admitted to trading on a national securities exchange, but are quoted on a regular (and not sporadic) basis by the NASD Automatic Quotation System ("NASDAQ"), the average of the last reported sales prices per share for the five (5) trading days immediately preceding the Determination Date, as furnished by the National Quotation Bureau Incorporated or such other nationally recognized quotation service as may be selected by the Company if such Bureau is not at the time furnishing quotations; and if the securities are not
               (i) listed or admitted to trading on a national securities exchange or (ii) quoted by NASDAQ oil a regular (and not sporadic) basis, the market price will be the fair market value thereof determined in good faith by the Board of Directors of the Company or, if the holder shall object in writing to such Board determination within twenty (20) days after it is rendered, fair market value shall be determined in good faith by an independent investment banking firm selected jointly by the holder and the Board of Directors of the Company, or if such selection cannot be made, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules. All costs of determining fair market value subsequent to an objection by the holder as contemplated in the immediately preceding sentence shall be borne by the holder; provided, however, if the fair market value determined in accordance with the immediately preceding sentence subsequent to an objection by the holder is at least 15% less than the fair market value determined in good faith by the Board of Directors of the Company, such costs shall be borne by the Company.

                    (iii)  "Common Stock," for purposes of this Paragraph 4,
                            -------------
               includes the Common Stock, par value $.10, and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only shares of Common Stock, par value $.10, in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Paragraph 4(d) hereof, the stock or other securities or property provided for in such Paragraph.

          5.   Issue Tax.  The issuance of certificates for Warrant Shares upon
               ---------
the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant.

          6.   No Rights or Liabilities as a Shareholder.  This Warrant shall
               -----------------------------------------
not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

          7.   Transfer, Exchange, and Replacement of Warrant.
               ----------------------------------------------

          a.        Restriction on Transfer.  This Warrant and the rights
                    -----------------------
granted to the holder hereof are transferable, in whole or in part, only with the prior written consent of Company, and then upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Paragraph 7(e) below, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Paragraph 7(f) hereof. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes and the Company shall not be affected by any notice to the contrary.

          b.        Warrant Exchangeable for Different Denominations.  This
                    ------------------------------------------------
Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Paragraph 7(e) below, for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the holder hereof at the time of such surrender.

          c.        Replacement of Warrant. Upon receipt of evidence reasonably
                    ----------------------
satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

          d.        Cancellation: Payment of Expenses. Upon the surrender of
                    ---------------------------------
this Warrant in connection with any transfer, exchange, or replacement as provided in this Paragraph 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Paragraph 7.

          e.        Register.  The Company shall maintain, at its principal
                    --------
executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

          f.        Exercise or Transfer Without Registration.  If, at the time
                    -----------------------------------------
of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder, shall not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under said Act and under applicable state securities or blue sky laws and (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company. Except in respect of a sale pursuant to an effective Registration Statement under the Securities Act as contemplated by Section 9 of the Securities Purchase Agreement, the first holder of this Warrant, by taking and holding the same, represents to the Company that such holder is acquiring this Warrant for investment and not with a view to the distribution thereof.

          IF THE INITIAL HOLDER OF THIS WARRANT IS A PENNSYLVANIA RESIDENT, SUCH HOLDER HEREBY AGREES NOT TO SELL THIS WARRANT OR THE WARRANT SHARES FOR A PERIOD OF 12 MONTHS FROM THE DATE HEREOF, EXCEPT IN ACCORDANCE WITH SECTION 204.011 OF THE PENNSYLVANIA SECURITIES ACT OF 1972, AS AMENDED.

          8.   Registration Rights.  The holder of this Warrant or the Warrant
               -------------------
Shares shall have only such registration rights, if any, in respect of this Warrant and the Warrant Shares as are later provided and agreed to in writing by the Company, if any.

          9.   Right to Redeem.  The Company shall have the right, upon thirty
               ---------------
(30) days written notice, to call this Warrant for redemption, in whole or in part, at a call price of $.001 per Warrant Share (i) following any calendar year in which the Company's consolidated financial statements evidence net income of at least $400,000 and net income per share of at least $.40 per share or (ii) at any time after the Company proposes to consummate the acquisition of all of the stock or assets of another company whose annual gross revenues from operations is at least $10,000,000; provided, however, that in the event that this Warrant
                         --------  -------
is called for redemption pursuant to clause (ii) above and this Warrant is not thereafter exercised in accordance with the terms hereof, then the holder shall deliver this Warrant to the Company and the Company shall hold this Warrant in escrow pending the consummation of such transaction. In the event such transaction is terminated prior to consummation, this Warrant shall be returned to the holder and all terms of this Warrant shall continue in full force and effect as if such call had not been made, and in the event the transaction is consummated the Company shall pay the redemption proceeds to the holder and cancel the Warrant.

          10.  Notices.  All notices, requests, and other communications
               -------
required or permitted to be given or delivered hereunder to the holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to such holder at the address shown for such holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such holder. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail carrier, postage prepaid and addressed, to the office of the Company at 100 Four Falls Corporate Center, Suite 305, West Conshohocken, PA 19428 Attention: Chairman, or at such other address as shall have been furnished to the holder of this Warrant by notice from the Company. Any such notice, request, or other communication may be sent by telegram, telex, or telecopy, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail as provided above. All notices, requests, and other communications shall be deemed to have been given either at the time of the delivery thereof to (or the receipt by, in the case of a telegram, telex or telecopy) the person entitled to receive :Such notice at the address of such person for purposes of this Paragraph 10, or, if mailed, at the completion of the third full day following the time of such mailing thereof to such address, as the case may be.

          11.  GOVERNING LAW.  THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED
               -------------
AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE BODY OF LAW CONTROLLING CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT

LOCATED WITHIN THE STATE OF DELAWARE FOR ANY PROCEEDING TO WHICH ANY OF THE PARTIES HERETO IS A PARTY AND WHICH RELATES TO THIS WARRANT. TO THE EXTENT PERMITTED BY LAW, EACH PARTY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON-COVENANTS TO THE CONDUCT OF ANY PROCEEDING INSTITUTED HEREUNDER OR ANY PROCEEDING TO WHICH ANY PARTY TO THIS WARRANT IS A PARTY AND WHICH RELATES TO THIS WARRANT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

          12.       Miscellaneous.
                    -------------

          a.        Amendments. This Warrant and any provision hereof may not be
                    ----------
changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the Company and holders representing a majority of the shares of Common Stock acquirable upon exercise of this Warrant.

          b.        Descriptive Headings.  The descriptive headings of the
                    --------------------
several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, the Company has caused this Class C-4 Warrant to be signed by its duly authorized officer.


                              THE EASTWIND GROUP, INC.


                              By: ___________________________

                              Its: ___________________________

Agreed to and Accepted


By: __________________________
       Mentor Management Co.
       Initial Holder

Dated as of October 7, 1996.

DATE OF FIRST EXERCISE:  October 7,1996

DATE UPON WHICH EXERCISE PERIOD TERMINATES:  October 7, 2001

                           FORM OF EXERCISE AGREEMENT

                                    Dated:  ____________, ____


To: ____________________


          The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to purchase shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant in cash or by certified or official bank check in the amount of, or by surrender of securities issued by the Company having a market value equal to $ _________. Please issue a certificate or certificates for such shares of Common Stock in the name of and pay, any cash for any fractional share to:


                              Name: _____________________________

                              Signature: ________________________
                              Address: __________________________
                                       __________________________


                             Note: The above signature should correspond
                                   exactly with the name on the face
                                   of the within Warrant.


and, if said number of shares of Common Stock shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned covering the balance of the shares purchasable thereunder less any fraction of a share paid in cash.

                               FORM OF ASSIGNMENT


          FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth herein below, to:

Name of Assignee              Address              No. of Shares
----------------              -------              -------------



, and hereby irrevocably constitutes and appoints ________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.


Dated: ________________, ____.


In the presence of

____________________________

                                    Name: __________________________

                                    Signature: _______________________
                                    Title of Signing Officer or Agent (if any):

                                    ________________________________

                                    Address: ________________________
                                             ________________________

                                    Note:  The above signature should
                                           correspond exactly with the
                                           name on the face of the within
                                           Warrant.